Exhibit 10.7

Certain information has been excluded from this agreement (indicated by “[***]”) because such information is both not material and the type that the registrant customarily and actually treats as private or confidential.

AMENDED AND RESTATED MASTER COLLABORATION AGREEMENT

THIS AMENDED AND RESTATED MASTER COLLABORATION AGREEMENT (this “Agreement) is entered into on January 1st, 2021 (hereinafter “Effective Date) by and between H. Lee Moffitt Cancer Center and Research Institute, Inc. a non-profit Florida corporation organized pursuant to Section 1004.43, Florida Statutes, whose address is 12902 Magnolia Drive Tampa, Florida 33612 (“Moffitt”) and Turnstone Biologics Corp., a corporation duly organized under the laws of Delaware whose address is 920 Broadway, 16th Floor, New York, NY 10010 (hereinafter “Company”). Moffitt and Company are hereinafter referred to individually as “Party” and collectively as “Parties.”

WHEREAS, Company, a privately held clinical stage biotech company, is developing breakthrough cancer immunotherapies by advancing two leading and complementary platforms (Oncolytic virus technology platform and TIL cell therapy technology platform) that drive innate and adaptive tumor immunity, to provide benefit to the millions of cancer patients underserved by current treatment options; and

WHEREAS, Moffitt is a National Cancer Institute designated comprehensive cancer center, a statewide research institute, and a national resource for basic science, clinical research, and interdisciplinary approaches to research and patient treatment; and

WHEREAS, Moffitt and Myst Therapeutics, Inc. entered into that certain original Master Collaboration Agreement and executed two SOWs on November 25, 2019 and duly amended said agreement on March 20, 2020 (collectively the “Original MCA”) to collaborate in the performance of, with financial support from Myst Therapeutics, Inc. for certain research projects; and

WHEREAS, As a result of a merger and reorganization on December 14, 2020, the Company has acquired Myst Therapeutics, Inc. and become the sole stockholder of the surviving merger subsidiary called Myst Therapeutics, LLC now a wholly owned subsidiary of the Company; and

WHEREAS, Moffitt and Company through their respective scientists and investigators wish to collaborate in the performance of, and Company wishes to continue to sponsor existing research and new studies in accordance with the Research Plans (as defined below); and

WHEREAS, the Parties also wish to modify certain provisions in this Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend and restate the Original MCA in its entirety and as follows:

Turnstone Amended & Restated Agmt (19VA007.004)	1

ARTICLE 1	DEFINITIONS.

1.1 The foregoing recitals are hereby incorporated herein by reference and acknowledged as true and correct. Unless specifically set forth to the contrary in this Agreement, the following terms, whether use in the singular or plural, shall have the respective meanings set forth below.

(a) “Budget” shall mean the budget that was agreed to by the Parties to be used for the purpose of performing a specific Research Plan (as defined below) as set forth in such Research Plan. It is contemplated that each separate Research Plan shall have its own corresponding Budget. For clarity, the plural of “Budget” is “Budgets”.

(b) “Confidential Information” shall mean all information and materials, including but not limited to invention disclosures, proprietary technologies, economic information, business or research strategies, trade secrets and material embodiments thereof, furnished by or on behalf of such Party which would reasonably be considered to be proprietary or confidential, or that is marked “confidential” (or if provided in oral, visual or non-tangible form, made known at the time of disclosure to be confidential), but shall not include Data.

(c) “Data” shall mean Moffitt Data and Company Data.

(d) “Invention” shall mean any and all discoveries, developments, improvements, modifications, formulations, analogs or homologs, materials, compositions of matter, cell lines, processes, machines, manufactures and other inventions (whether or not patentable) invented in performance of a Research Plan, or, in the case of Moffitt as the inventing Party, through the use of any Data.

(e) “Joint Inventions” shall mean Inventions invented in performance of a Research Plan and invented jointly on one hand by Company employees or persons obligated to assign Inventions to Company and on the other hand by Moffitt employees. Moffitt and Company shall jointly own all Joint Inventions. Joint Inventions excludes TCR Inventions.

(f) “Collaboration Term” means the period commencing on the Effective Date and expiring on earlier of: (A) [***]; and (B) the [***] anniversary of the Effective Date.

(g) “Company Data” shall have the meaning set forth in Section 4.1.

(h) “Company Field” shall [***].

(i) “Company Inventions” shall mean Inventions invented in performance of a Research Plan and invented solely by Company employees or persons obligated to assign their Inventions to Company. Company retains all right, title, and interest in and to all Company Inventions. Company Inventions excludes TCR Inventions.

(j) “Company Research Materials” [***].

(k) “Final Deliverable” for a Research Plan shall have the definition given therein.

(l) “Moffitt Data” shall have the meaning set forth in Section 4.1 of this Agreement.

(m) “Moffitt Inventions” shall mean Inventions invented in performance of a Research Plan [***]: (i) during the Term; or (ii) in the Company Field for [***] year after the end of the Collaboration Term, and, in each case of (i) or (ii), invented solely by Moffitt’s employees or persons obligated to assign their Inventions to Moffitt. Moffitt Inventions excludes TCR Inventions.

(n) “Moffitt Research Materials” shall mean any [***].

(o) “Option Period” shall have the meaning set forth in Section 6.5.

(p) “Negotiation Period” shall have the meaning set forth in Section 6.5.

(q) “Neoantigen TIL Field” shall mean [***].

(r) “Patient Samples” shall mean cancer tumor samples extracted from patients in connection with each Research Plan.

(s) “Pro Rata Budget” for a Research Plan as of a given date means an amount equal to the Budget for such Research Plan multiplied by the fraction X/[***], where “X” is the number of days that have passed after the Research Plan Execution Date for such Research Plan.

(t) “Research Plan” shall mean a statement of work that is signed by the Parties and attached hereto as Exhibit A, which is incorporated herein in its entirety or later becomes attached through an amendment by the Parties as further detailed in Section 13.6. It is contemplated that each separate project shall have its own Research Plan and Budget. As each subsequent Research Plan and Budget are agreed to and signed by the Parties, each shall state that it is to be incorporated and made a part of this Agreement and shall be consecutively numbered as Exhibits A-1, A-2, A-3, etc. For clarity, the plural of “Research Plan” is “Research Plans”.

(u) Research Plan Execution Date” for a Research Plan means the date that the Parties execute such Research Plan so as to make it effective under the terms of this Agreement.

(v) “TCR Inventions” shall mean Inventions invented in performance of a Research Plan or through the use of any Moffitt Research Materials, in each case that are: (1) [***]; (2) [***] (i) [***]; or (ii) [***] and, (3) [***].

(w) “Term” shall have the meaning set forth in Section 7.1 of this Agreement.

ARTICLE 2	SUPPLY OF RESEARCH MATERIALS.

2.1 Company agrees to provide Moffitt with the Company Research Materials as set forth in each Research Plan. Company also may, at its discretion, provide Moffitt with certain information relating to the Research Materials. Moffitt agrees to provide Company with Moffitt Research Materials as set forth in each Research Plan.

ARTICLE 3	RESEARCH ACTIVITIES.

3.1 Moffitt and Company shall and use commercially reasonable efforts to undertake the Research Plans as set forth in this Agreement.

3.2 Moffitt will use Company Research Materials solely for research purposes in performance of the Research Plans. Moffitt will not use Company Research Materials in human subjects, in clinical trials, or for in vitro or in vivo diagnostic purposes involving human subjects without the prior written consent of Company. Moffitt will not transfer Company Research Materials to a third party.

3.3 Company will use Moffitt Research Materials solely for research purposes in performance of the Research Plans. Company will not use Moffitt Research Materials in human subjects, in clinical trials, or for in vitro or in vivo diagnostic purposes involving human subjects without the prior written consent of Moffitt. Company will not transfer Moffitt Research Materials to a third party. Company shall not directly use the Moffitt Research Material to produce or manufacture products that will be sold, leased, licensed or transferred to any third party. The foregoing sentence does not (and nothing in this Agreement shall) restrict Company from manufacturing, using, selling or otherwise exploiting products or services that are created from any research of the Moffitt Research Material.

3.4 [***].

ARTICLE 4	DATA AND REPORTING.

4.1 [***]. Throughout the Term, Moffitt shall maintain complete and accurate records of all Moffitt Data and provide Company a copy of such Moffitt Data upon reasonable request by Company. Throughout the Term Company shall maintain complete and accurate records of all Company Data and provide Moffitt a copy of such Moffitt Data upon reasonable request by Moffitt. Such requests by either Party shall not exceed [***] per calendar year. Within [***] days after the expiration or termination of this Agreement or completion of a specific Research Plan, whichever is earlier, each Party shall promptly provide a written report, and copy, of any and all of its Data to the other Party.

4.2 Company recognizes that Moffitt may wish to publish the Moffitt Data in scientific journals or present the Moffitt Data at symposia or other academic meetings, and Company agrees that Moffitt will have the right to do so solely in accordance with the following provisions. During each Research Plan, Moffitt will periodically share its presentation and/or publication strategy with Company for input. Moffitt will submit to Company any such proposed publication or presentation of the Moffitt Data at least [***] days prior to the submission for publication or presentation. If Company determines that the proposed publication or presentation contains patentable subject matter that requires protection, Company may require the delay of publication or presentation for a period of not more than [***] days to permit the preparation and filing of a patent application. If Company determines that the proposed publication or presentation includes Company Confidential Information (including, without limitation, any Company Data) other than Moffitt Data, it will so inform Moffitt, and Moffitt will delete such Confidential Information from any proposed disclosure as directed by Company. Notwithstanding the foregoing, once Company has reviewed and approved a publication or presentation for written or oral disclosure, Moffitt shall be allowed to freely disclose such publication or presentation in the future. If Moffitt makes any material changes to a publication or presentation, such publication or presentation must be re-submitted to Company for review in accordance with this Section 4.2.

4.3 The Parties may elect to collaborate together in writing a manuscript to be published in a respected scientific journal. For such jointly written manuscripts, authorship shall be based on contributions to each Research Plan, in accordance with ICMJE guidelines and academic standards and customs.

4.4 On a [***] basis (unless the Parties agree to a different frequency), Moffitt shall update Company with the progress of activities under each Research Plan. Such interaction may be performed via teleconference, in-person meeting, or by written communication. The updates may include a summary of the number of patients enrolled in the studies to which such Research Plans relate and the number of patients from which samples have been collected, the status of the work outlined in the Research Plan and the results thereof.

ARTICLE 5	OWNERSHIP; NO IMPLIED LICENSE.

5.1 Moffitt acknowledges and agrees that, notwithstanding any other provisions of this Agreement, (i) Company holds all right, title, and interest in and to the Company Research Materials and Company Confidential Information, and (ii) Company has the right to use or permit others to use the Company Research Materials and Company Confidential Information at any time for any lawful purpose. No option, license, or conveyance of rights, express or implied, is granted by Company to Moffitt in connection with any Company Research Materials or Company Confidential Information, except the right to use the Company Research Materials and Company Confidential Information in accordance with the terms of this Agreement.

5.2 Company acknowledges and agrees that, notwithstanding any other provisions of this Agreement, (i) Moffitt holds all right, title, and interest in and to the Moffitt Research Materials and Moffitt Confidential Information, and (ii) Moffitt has the right to use or permit others to use the Moffitt Research Materials and Moffitt Confidential Information at any time for any lawful purpose. No option, license, or conveyance of rights, express or implied, is granted by Moffitt to Company in connection with any Moffitt Research Materials or Moffitt Confidential Information, except the right to use the Moffitt Research Materials and Moffitt Confidential Information in accordance with the terms of this Agreement.

ARTICLE 6	INVENTIONS.

6.1 [***]. Each Party shall retain all of its right, title and interest in and to any and all inventions made prior to, or outside the performance of the Research Plans. Except as expressly set forth herein, no license, express or implied, is granted with respect to any patents, patent applications, know-how (whether patentable or unpatentable) or other intellectual property rights of the other Party. [***].

6.2 [***] (c) [***] (d) [***] and (e) [***].

6.3 With respect to Joint Inventions, [***] (a) [***] (b) [***] (c) [***] (d) [***] and (e) [***]. Each Party hereby grants the other Party a non-exclusive, worldwide, sublicensable (through multiple tiers), perpetual, irrevocable, royalty-free license, under all Joint Inventions, to make, use, sell, offer for sale, import products and services and/or otherwise practice such Joint Inventions.

6.4 Company hereby grants Moffitt a royalty free, non-sublicensable, non-transferable, perpetual, non-exclusive license to use and practice any Company Invention for its internal non-commercial research purposes. Moffitt hereby grants Company a royalty free, sublicensable (through multiple tiers), non-transferable, perpetual, non-exclusive license to use and practice any Moffitt Inventions (a) for internal, non-commercial research purposes outside the Company Field; and/or (b) to research, develop, make, use, sell, offer to sell, or import products and/or services in the Company Field. Moffitt hereby grants Company a royalty free, sublicensable (through multiple tiers), non-transferable, perpetual, non-exclusive license to use and practice any TCR Inventions to research, develop, make, use, sell, offer to sell, or import products and/or services in the Neoantigen TIL Field.

6.5 Moffitt hereby grants Company an option to a royalty-bearing, sublicensable, exclusive license in Moffitt Inventions, TCR Inventions, and/or Moffitt’s interest in Joint Inventions for such territories as Company may request. Company may exercise its option to such exclusive license at any time within six (6) months after Moffitt notifies Company of a new Invention. (“Option Period”). In the event Company notifies Moffitt in writing that it wishes to exercise its option to an exclusive license during the Option Period, the Parties shall have six (6) months (“Negotiation Period”) to agree on the terms of such license, which shall be negotiated in good faith under commercially reasonable terms. In the event that (a) Company fails to notify Moffitt of its desire to exercise its option to an exclusive license during the Option Period, or (b) Company notifies Moffitt that it does not wish to exercise its option to any exclusive license, or (c) the Parties are unable to agree on the terms of such license by the end of the Negotiation Period, then Moffitt shall have no further obligation to Company with respect to such Invention [***].

ARTICLE 7	TERM AND TERMINATION.

7.1 This Agreement will commence as of the Effective Date set forth in the first paragraph of this Agreement and unless terminated otherwise as provided herein, this Agreement will expire upon the later of (i) four (4) years from the Effective Date, or (ii) the termination or expiration of all Research Plans in effect under this Agreement unless extended upon mutual written agreement of the Parties (“Term”).

7.2 Either Party may terminate this Agreement (i) upon any breach by the other Party of the terms or conditions of this Agreement, which breach cannot be, or is not, cured within [***] days after the breaching Party receives written notice by the non-breaching Party regarding such breach or (ii) upon the other Party becoming judicially determined to be insolvent or bankrupt or making an assignment for the benefit of its creditors, upon appointment of a trustee or receiver for the other Party of all or substantially all of its property, or upon the filing of a voluntary or involuntary petition by or against the other Party under any bankruptcy or insolvency law, the reorganization or rearrangement provisions of the United States Bankruptcy Code, or any similar law, in each case, that is not dismissed within [***]. The rights of termination under this Section 7 will not be affected in any way by a Party’s waiver or failure to take action with respect to any previous breach or other circumstance giving rise to the rights of termination hereunder.

7.3 [***].

7.4 Termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of either Party prior to such termination. Sections 3-6, 8, and 10-13 shall survive termination or expiration of this Agreement. Upon expiration or termination of this Agreement, Moffitt will, at the direction of Company , within [***] days after termination, destroy or return (a) all Company Research Materials supplied to it and (b) all copies of the Company Confidential Information other than Moffitt Data (except that Moffitt may retain one copy of the Company Confidential Information solely for archival purposes, subject to the obligations of Section 8 below). Notwithstanding the foregoing or Section 3.3, after expiration or termination of this Agreement, [***].

ARTICLE 8	CONFIDENTIALITY AND USE.

8.1 To the extent permitted by law, the Parties shall safeguard the other Party’s Confidential Information against disclosure to third parties with the same degree of care as it exercises with its own data of a similar nature. Moffitt and Company agree not to disclose Confidential Information to others (except to their employees, agents, independent contractors, consultants, or affiliates who are bound by a like obligation of confidentiality). The Parties shall use the Confidential Information of the other Party in furtherance of performing or carrying out their respective obligations and duties under this Agreement or as otherwise expressly permitted herein. Except as expressly permitted herein, neither Party shall disclose the other Party’s Confidential Information. [***]. Moffitt shall not disclose any Data to any third parties until the earlier of the following: (a) the date it is published and/or publicly presented in accordance with Section 4.2, (b), prior written approval of Company with respect to such Data, or (c) [***] years from the applicable Research Plan Execution Date. [***]. Confidential Information does not include information which:

(a) is publicly available prior to the date of this Agreement or becomes publicly available thereafter through no wrongful act of the receiving Party;

(b) was known to the receiving Party prior to the date of disclosure or becomes known to the receiving Party thereafter from a third party having a bona fide right to disclose the information;

(c) the receiving Party can demonstrate, through written documentation, was in the receiving Party’s rightful possession on a non-confidential basis prior to disclosure by the providing Party hereunder;

(d) the receiving Party can demonstrate, through written documentation, is disclosed to the receiving Party without restriction on further disclosure; or

(e) the receiving Party can demonstrate, through written documentation, is independently developed without the use of the providing Party’s Confidential Information.

(f) The receiving Party may disclose the providing Party’s Confidential Information to the extent: (i) such Confidential Information must reasonably be disclosed to regulatory authorities, provided that the receiving Party promptly notifies the providing Party to give the providing Party the opportunity to contest or limit the scope of such disclosure; or (ii) the receiving Party is obligated to produce pursuant to an order of a court of competent jurisdiction or a facially valid administrative, legislative or other subpoena or pursuant to applicable law, provided that the receiving Party promptly notifies the providing Party to give the providing Party the opportunity to contest or limit the scope of such order.

For each Research Plan, the obligations of confidentiality and non-use under this Section 8 shall continue for [***] years from the applicable Research Plan Execution Date.

ARTICLE 9	NOTICES.

9.1 Any request, notice, report, payment, approval or other communication required or permitted under this Agreement will be in writing, and will be deemed delivered (i) on the date of delivery when delivered personally; (ii) on the date sent by confirmed facsimile (followed by the actual document sent by commercial express courier specifying next day delivery, with written verification of receipt); (iii) one business day after deposit with a commercial overnight courier specifying next day delivery, with written verification of receipt; or (iv) on the date received when sent by registered or certified mail, return receipt requested, postage prepaid. All communications will be sent to the address set forth below or such other address as either Party may designate from time to time in accordance with this Section 9.1.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information is both not material and the type that the registrant customarily and actually treats as private or confidential.

To Company:	H. Lee Moffitt Cancer Center and Research
Turnstone Biologics Corp.	Institute, Inc.
920 Broadway, 16TH Floor	Attention: Vice President for Research
New York, NY 10010	Administration
Attn: Maura Campbell,	12902 Magnolia Drive, SRB-3
VP Intellectual Property & Contracts	Tampa, FL 33612
Email: [***]	Fax: [***]

and

and	H. Lee Moffitt Cancer Center and Research
Institute, Inc.
Cooley LLP	Attn: [***], General Counsel
3175 Hanover Street
Palo Alto, CA 94304-1130
Attn: Lila Hope

To Moffitt:
H. Lee Moffitt Cancer Center and Research
Institute, Inc.	12902 Magnolia Drive
Attention: Director, Sponsored Research	Tampa, Florida 33612-9497
12902 Magnolia Drive, MBC-OSR
Tampa, FL 33612
[***]

With courtesy copies to:

ARTICLE 10	GOVERNING LAW.

10.1 This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the [***] without reference to conflict of laws principles or statutory rules of arbitration included therein. Any dispute or proceeding under this Agreement shall be subject to the exclusive jurisdiction and venue of [***] and the parties hereby consent to the exclusive personal jurisdiction and venue of these courts.

ARTICLE 11	WARRANTIES AND INDEMNIFICATION.

11.1 Moffitt accepts the Company Research Materials with the knowledge that they are experimental in nature and agree to comply with all laws and regulations for the shipping, handling and use thereof. COMPANY RESEARCH MATERIALS ARE BEING SUPPLIED “AS IS” WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY AGAINST INFRINGEMENT. Company accepts the Moffitt Research Materials with the knowledge that they are experimental in nature and agree to comply with all laws and regulations for the shipping, handling and use thereof. MOFFITT RESEARCH MATERIALS ARE BEING SUPPLIED “AS IS” WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY AGAINST INFRINGEMENT.

11.2 No indemnification for any loss, claim, damage, or liability is intended or provided by either Party under this Agreement. Each Party shall be liable for any loss, claim, damage or liability that said Party incurs as a result of said Party’s activities under this Agreement.

ARTICLE 12	PAYMENT.

12.1 [***]. Unless otherwise agreed in writing by the Parties, such payment amount is inclusive of any and all applicable fees, personnel costs, and overhead.

Turnstone Amended & Restated Agmt (19VA007.004)	9

ARTICLE 13	MISCELLANEOUS.

13.1 The Parties shall have separate agreements with their employees whereby the employees are obligated to assign all right, title, and interest in any Invention generated in the course of any Research Plans to such Party.

13.2 Company shall perform any Research Plans and its other obligations hereunder and use the Moffitt Research Materials in compliance with all applicable laws, regulations and legal requirements, including but not limited to those relating to biotechnological research, handling and containment of biohazardous materials, and use or disclosure of patient information or materials.

13.3 Moffitt shall perform any Research Plans and its other obligations hereunder and use the Company Research Materials in compliance with all applicable laws, regulations and legal requirements, including but not limited to those relating to biotechnological research, handling and containment of biohazardous materials, and use or disclosure of patient information or materials.

13.4 The Parties represent and warrant that they have the right and authority to enter into this Agreement and perform its obligations and grant the rights granted hereunder and that no pre-existing or future obligation, through contract or otherwise, will substantially interfere with or prevent them from performing its obligations or substantially interfere with or prevent them from exercising its rights hereunder.

13.5 Each Party shall not assign or transfer any rights, obligations or duties under this Agreement without the prior written consent of the other Party; provided, however, that Company may make such an assignment or transfer without Moffitt’s consent in connection with the sale of all or substantially all of its stock, business or assets to which this Agreement relates.

13.6 This Agreement shall constitute the entire understanding between the Parties and supersedes any and all prior or contemporaneous representations, agreements and promises, written or oral, between the Parties regarding the subject matter of this Agreement. No modification, amendment, or waiver may be accomplished to the terms of the Agreement without the written consent of both Parties.

13.7 In the event that any provision of this Agreement shall be found invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

13.8 It is understood that this Agreement in no way alters any rights that the U.S. Government might have.

13.9 The headings preceding the text of each section of this Agreement are for convenience only and shall not be construed to define, modify, expand, limit, or affect the construction of or to be taken into account in interpreting the substance of this Agreement.

13.10 The failure of any Party hereto to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of either such provision or of the right of such Party thereafter to enforce each and every provision of this Agreement.

13.11 Company shall comply with all applicable United States law and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. Company hereby gives written assurance that it will comply with all applicable United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself.

13.12 The Parties agree that this Agreement may be executed and delivered by facsimile, electronic mail, Internet, or any other suitable electronic means, and the Parties agree that signatures delivered by any of the aforementioned means shall be deemed to be original, valid, and binding upon the Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

H. LEE MOFFITT CANCER AND RESEARCH INSTITUTE, INC		TURNSTONE BIOLOGICS CORP.

By:	[***]	By:	/s/ Sammy Farah
	[***] Director, Office of Sponsored Research		Name: Sammy Farah Title: President and CEO